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                                                                    Exhibit 99.1

ProQuest Company Names Ron Klausner President of the ProQuest Information and Learning Unit

ANN ARBOR, Mich., March 18 /PRNewswire-FirstCall/ -- ProQuest Company (NYSE:
PQE), a leading provider of information solutions and content to the library, classroom, automotive and powersports markets, announced the appointment of Ron Klausner as president, ProQuest Information and Learning.

Prior to joining ProQuest, Mr. Klausner had been with D&B (formerly known as Dun & Bradstreet), the leading provider of global business information and technology solutions, for 27 years, and was a member of the company's Leadership Team. Most recently at D&B, Klausner served as senior vice president, U.S. Sales, leading a segment with more than $900 million in revenue. Previously, Klausner led global data and operations, and customer service, providing business-to-business, credit, marketing and purchasing information in over 200 countries. Ron also brings extensive global experience, having served as president of Asia-Pacific/Latin America operations.

At ProQuest, Klausner will report to Alan Aldworth, president and chief executive officer of ProQuest Company.

"I'm delighted to have someone of Ron's caliber joining ProQuest
Company to lead our Information and Learning unit. Ron is a seasoned executive with a track record of operating success in both domestic and global business environments. He has a passion for building winning cultures, developing exceptional customer relationships, and reaching goals by successfully implementing well-evaluated business planning decisions," said Alan Aldworth, president and CEO of ProQuest Company. "Ron will be responsible for leading ProQuest's Information and Learning unit and driving its growth in the library and corporate reseller markets. He is well suited to lead the Information and Learning unit through this period of economic change and into the future."

"I'm excited to be joining ProQuest Company. I believe my experience complements a very sound strategy. Working together with the Information & Learning team, I look forward to a successful 2003 and beyond," said Ron Klausner.

Over his career at D&B, Klausner grew revenue and operating income, realized record increases in new business, developed successful new products and orchestrated significant operational efficiency gains while increasing customer satisfaction.

Mr. Klausner received an MBA in accounting from New York University and a bachelor's degree in economics and math from Queens College.

With the completion of the hiring of the new management team, ProQuest's Information and Learning reporting segment is now comprised of two market-focused units. The Information and Learning unit is headed by Ron Klausner, and is focused on the library and corporate reseller markets. The Education unit, run by Al De Seta, is focused on the classroom market.

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About ProQuest Company

ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading provider of value-added information and content to the library, classroom, automotive and powersports markets. We provide products and services to our customers through two business segments: Information & Learning and Business Solutions. Through our Information & Learning segment, which primarily serves the library and classroom markets, we aggregate and publish value-added content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. It also provides dealers in the powersports (motorcycle, marine, RV and outdoor power) markets with management systems that enable them to manage their inventory, customer service and other aspects of their businesses.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, among other things, the company's ability to successfully integrate acquisitions and reduce costs, global economic conditions, product demand, financial market performance, and other risks listed under "Risk Factors" in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," "projects," "intends" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.